________________________________________________________________________________
________________________________________________________________________________







                               SECURITY AGREEMENT

                           dated as of March 31, 1995

                                    Between

                              QUEST MEDICAL, INC.
                                   as Debtor

                                      and

                           NATIONSBANK OF TEXAS, N.A.
                                as Secured Party






________________________________________________________________________________
________________________________________________________________________________

                              TABLE OF CONTENTS


                                                                                                           Page
                                                                                                           ----
ARTICLE I.  GRANT

         1.1     Assignment and Grant of Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Description of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.3     Debtor Remains Liable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.4     Delivery of Security Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

         2.1     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE III.  COVENANTS

         3.1     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.2     Equipment, Fixtures and Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.3     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.4     Place of Perfection; Records; Collection of Receivables, Chattel Paper and Instruments . .  11
         3.5     Transfers and Other Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.6     Brokerage Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.7     Rights to Dividends and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.8     Right of Secured Party to Notify Issuers . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.9     Secured Party Appointed Attorney-in-Fact . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IV.  RIGHTS AND POWERS OF SECURED PARTY

         4.1     Secured Party May Perform  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.2     Secured Party's Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.3     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.4     Further Approvals Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.5     INDEMNITY AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE V.  MISCELLANEOUS

         5.1     Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.2     Modifications; Amendments; Schedules; Etc. . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.3     Continuing Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.4     MANDATORY ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.5     GOVERNING LAW; TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.6     WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.7     Secured Party's Right to Use Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         5.8     No Interference, Compensation or Expense . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.9     Waivers of Rights Inhibiting Enforcement . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.10    Notices and Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (a)      Manner of Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (b)      Addresses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (c)      Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.11    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.12    Loan Paper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.13    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.14    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.15    Obligations Not Affected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.16    Prior Security Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.17    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.18    ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SCHEDULES:

         Schedule 1       - Inventory Locations
         Schedule 2       - Required Consents
         Schedule 3       - Bank Accounts
         Schedule 4       - Insurance
         Schedule 5       - Vendor Agreements
         Schedule 6       - Excluded Equipment and Furnishings
         Schedule 7       - Brokerage Agreements
         Schedule 8       - Filing Locations
         Schedule 9       - Permits
         Schedule 10      - Acquisition Documents

                               SECURITY AGREEMENT


         SECURITY AGREEMENT, dated as of March 31, 1995 (this "Agreement"), made by Quest Medical, Inc., a Texas corporation ("Debtor"), in favor of NationsBank of Texas, N.A., a national banking association ("Secured Party").


                                  BACKGROUND.

         (1) Secured Party and Debtor have entered into the Credit Agreement dated as of October 22, 1993 (as amended, the "Existing Credit Agreement"), the Security Agreement dated May 28, 1993 ("Facility A Security Agreement"), the Security Agreement dated as of October 22, 1993 ("Existing Security Agreement") and related agreements.

         (2) Secured Party and Debtor have entered into the First Amended and Restated Credit Agreement dated as of March 31, 1995 (such agreement, together with all amendments and restatements thereof, the "Credit Agreement") which restates in its entirety the Existing Credit Agreement.

         (3) It is the intention of the parties hereto that this Agreement create a first priority security interest securing the payment of the obligations set forth in Section 1.2.

         (4) It is a condition precedent to the effectiveness of the Credit Agreement that Debtor shall have executed and delivered this Security Agreement.


                                   AGREEMENT.

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Secured Party to make the Advances under the Credit Agreement, Debtor hereby agrees with Secured Party as follows:


ARTICLE I.  GRANT

         1.1 Assignment and Grant of Security. Subject to the last paragraph of this Section 1.1, Debtor hereby assigns and pledges to Secured Party and hereby grants to Secured Party a security interest in, the entire right, title and interest of Debtor, in and to the following assets of Debtor, whether now owned or hereafter acquired ("Collateral"):

         (a) all inventory in all of its forms, wherever located, now or hereafter existing, including, but not limited to, (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) goods in which Debtor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which Debtor has an interest or right as consignee), and (iii) goods which are returned to or repossessed by Debtor, and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");

         (b)     other than equipment described in the last paragraph of this
Section 1.1, all equipment (as defined in the Uniform Commercial Code) and (whether or not included in such definition), all vehicles, machinery, chattels, tools, parts, furniture, furnishings and supplies, of every nature, wherever located, all additions, accessories and improvements thereto and substitutions therefor and all accessories, parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, together with all accessions thereto, and all rights under or arising out of present or future contracts relating to the foregoing ("Equipment");

         (c) all property so related to particular real estate that an interest in it arises under the real estate law of the jurisdiction in which such Collateral is located, including all equipment, fixtures and articles of personal property now or hereafter attached to or used in or about any building or buildings now erected or hereafter to be erected on any real property now or hereafter owned or leased by Debtor (the "Property"), which are necessary to the complete and comfortable use and occupancy of such building or buildings for the purposes for which they were or are to be erected; all materials to be delivered to the Property and used or to be used in connection with the construction of any building to be constructed on the Property, including, but not limited to, all masonry, siding, roof shingles, flooring, doors, windows, tile, shutters, stoves, ovens, awnings, screens, cabinets, shades, blinds, carpets, draperies, furniture, furnishings, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, cooking, laundry and incinerating equipment and all fixtures and appurtenances thereto, and such other goods and chattels and personal property as are ever used or furnished in operating such buildings or the activities conducted therein, and all building materials and equipment now or hereafter delivered to the Property and intended to be installed thereon ("Fixtures");

         (d)     all general intangibles (as defined in the Uniform Commercial
Code), and (whether or not included in such definition) all contract rights other than Receivables; all inventions, processes, production methods, proprietary information and know-how; and all licenses or other agreements granted to Debtor with respect to any of the foregoing; all information, customer lists, advertising lists, advertising contracts, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, telephone numbers and telephone listings, catalogs, books, records, computer and automatic machinery software and programs, and the like pertaining to operations by or the business of Debtor; all field accounting information and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all licenses, consents, permits, variances, certifications and approvals of all Tribunals now or hereafter held by Debtor pertaining to operations or business now or hereafter conducted; all rights to receive return of deposits and trust payments; all rights to payment under letters of credit and similar agreements; all tax refunds (including, without limitation, all federal and state income tax refunds and benefits of net operating loss carry forwards); and all causes of action, rights, claims and warranties now or hereafter owned or acquired by Debtor ("General Intangibles");

         (e) all of the following, to the extent that not included in "General Intangibles": trade secrets, all know-how, inventions, processes, methods, information, data, plans, blueprints, specifications, designs, drawings, engineering reports, test reports, materials standards, processing standards and performance standards, and all computer and automatic machinery software and programs directly related thereto, and all licenses or other agreements to which Debtor is a party with respect to any of the foregoing ("Trade Secrets");

         (f) all instruments and letters of credit (each as defined in the Uniform Commercial Code), and (whether or not included in such definitions) all promissory notes, drafts, bills of exchange and trade acceptances
("Instruments");

         (g) all writings which evidence both a monetary obligation and a security interest in or a lease of specific goods ("Chattel Paper");

         (h) all documents, warehouse receipts, bills of lading, including, without limitation, documents of title (as defined in the Uniform Commercial
Code) or other receipts covering, evidencing or representing any property described in this Section 1.1 ("Documents");

         (i) all accounts, contract rights, Chattel Paper, Documents, Instruments, deposit accounts, General Intangibles, tax refunds and other obligations of any kind owing to Debtor, now or hereafter existing, arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, Chattel Paper, Documents, Instruments, deposit accounts, General Intangibles, tax refunds or obligations (any and all such accounts, contract rights, Chattel Paper, Documents, Instruments, deposit accounts, General Intangibles, tax refunds and obligations being the "Receivables");

         (j) all licenses, permits and other similar rights now or hereafter owned by Debtor (including but not limited to all licenses, permits and similar rights issued by the FDA) and necessary to the operation of its business, including but not limited to all licenses, permits and other rights listed on Schedule 9;

         (k) all agreements and accounts of Debtor described on Schedule 7, all interest in any security subject to such agreement or account (including but not limited to all interest in any equity or debt security, option, warrant, put, call, futures agreements, commodity agreements, margin accounts, short positions and partnership interests), all property subject to or maintained in each such account or pursuant to such agreement, each deposit account (time, demand or other) in which any proceeds of or income from the foregoing may be on deposit, all cash maintained with each Person pursuant to any such agreement or account, all general intangibles consisting of the foregoing and each agreement, document or Instrument governing or evidencing any of the foregoing and all amendments and restatements thereof, and all claims of Debtor against any Person with respect to any of the foregoing (all of the foregoing being herein collectively called the "Brokerage Agreements");

         (l) all rights, claims and benefits of Debtor against any Person arising out of, relating to or in connection with any property described in this Section 1.1 purchased by Debtor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting any property described in this Section 1.1;

         (m) the balance of every deposit account of Debtor under control of Secured Party and each of its Affiliates and any other claim of Debtor against Secured Party, now or hereafter existing, liquidated or unliquidated, and all money, Instruments, securities, Documents, Chattel Paper, credits, claims, demands, income, and any other property, rights and interests of Debtor which at any time shall come into the possession or custody or under the control of Secured Party or any of its agents, affiliates or correspondents, for any purpose, and the proceeds of any thereof (Secured Party shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents, affiliates or correspondents. The holder of any participation in the Obligations shall have a right of setoff with respect to any obligation of such holder to Debtor to satisfy the Obligations);

         (n)     all Acquisition Documents;

         (o) all agreements with vendors and other distributors of Inventory, including but not limited to those described in Schedule 5;

         (p) all insurance policies and bonds and claims and payments thereunder;

         (q) all property similar to the above hereafter acquired by Debtor; and

         (r) all accessions to, substitutions for and replacements, proceeds and products of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in this Section 1.1) and, to the extent not otherwise included, all (i) payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

         Nothing in this Section 1.1 or otherwise in any Loan Paper is intended as a grant of a security interest in any of the following property of Debtor:

         (i) heating, ventilation or air conditioning systems now or hereafter located on the Allen Property,

         (ii) the furniture and equipment described on Schedule 6, whether now owned or hereafter acquired, and all accessions to, substitutions for and replacements, proceeds and products of such office furniture and equipment, and

         (iii) the computer systems described on Schedule 6, whether now owned or hereafter acquired, and all accessions to, substitutions for and replacements, proceeds and products of such computer systems.

The assets described in clauses (i) through (iii) of this paragraph shall not constitute Collateral for purposes of this Agreement. Secured Party agrees that, upon request of Debtor, it will execute and deliver to Debtor and MetLife Capital Corporation or its affiliates (collectively, "MetLife") any documents reasonably requested by Debtor or MetLife to evidence that Secured Party does not have a security interest in the assets described in clauses (i) through
(iii) of this paragraph.

         1.2 Description of Obligations. This Agreement creates a first priority security interest securing the payment and performance of the Obligations, including, but not limited to any and all obligations now or hereafter existing of Debtor and each other Obligor under the Credit Agreement and other Loan Papers, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, premium, expenses, indemnification or otherwise (all such obligations of Debtor and each other Obligor being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Debtor and each other Obligor to Secured Party under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Debtor or any other Person (including all after, or that would have secured but for, the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of Debtor or any other Obligor).

         1.3 Debtor Remains Liable. Anything herein to the contrary notwithstanding, (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of the Rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         1.4 Delivery of Security Collateral. All certificates or instruments representing or evidencing the Collateral and which are issued in the name of Debtor shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. If an Event of Default exists, Secured Party shall have the right, at any time during such time in its discretion and without notice to Debtor, to (a) require the issuance in the name of Debtor and delivery to Secured Party of certificates or instruments evidencing the interest owned by Debtor in the issuer of such certificate or instrument (if the security is subject to a Brokerage Agreement and the Brokerage Agreement permits such issuance) and (b) transfer to or to register in the name of Secured Party or any of its nominees any or all of the Collateral. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.


ARTICLE II.  REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties. Debtor represents and warrants, with respect to itself and the Collateral, as follows:

         (a) All of the Equipment, Fixtures and Inventory pledged by Debtor hereunder is located at the places specified on Schedule 1 hereto (as supplemented from time to time by Debtor by written notice to Secured Party) or Inventory in transit to a place specified on Schedule 1 hereto (as supplemented from time to time by Debtor by written notice to Secured Party) or Inventory in transit (i) for sale to a third-party purchaser that upon such sale will become the obligor under a Receivable and (ii) pursuant to a sale in the ordinary course of Debtor's business. The chief place of business and chief executive office of Debtor and the office where Debtor keeps all of its records concerning the Receivables, are located at One Allentown Parkway, Allen, Texas 75002. All Chattel Paper, promissory notes or other instruments evidencing the Receivables have been delivered and pledged to Secured Party duly endorsed and accompanied by such duly executed instruments of transfer or assignment as are necessary for such pledge, to be held as pledged collateral. Debtor has possession and control of the Equipment and Inventory pledged by it hereunder. The record owner of the real estate upon which the Equipment, Fixtures and Inventory are located are indicated on Schedule 1.

         (b) Debtor is the legal and beneficial owner of the Collateral pledged by it free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and Permitted Liens. No effective financing statement or other similar document used to perfect and preserve a security interest under the Laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except (i) such as may have been filed in favor of Secured Party relating to this Agreement and (ii) financing statements for which Debtor will provide to Secured Party on the Closing Date proper original executed termination statements. As of the date hereof, Debtor (including any corporate or partnership predecessor) has no trade names and has not existed or operated under any name other than "Quest Medical, Inc.," since March 31, 1985.

         (c) This Agreement and the pledge of the Collateral pursuant hereto creates a valid and, upon filing of financing statements in the Uniform Commercial Code records described on

Schedule 8, perfected first priority security interest in the Collateral (other than deposit accounts in financial institutions which are not Secured Party or subject to a Broker Agreement), securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest and such priority have been duly taken (or will be taken).

         (d) Except as described on Schedule 2, no consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any Tribunal is required (i) for the pledge by Debtor of the Collateral pledged by it hereunder, for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Debtor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest) or (iii) for the exercise by Secured Party of the Rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

         (e) Schedule 3 is a complete and correct list of all deposit accounts (demand, time, special or other) maintained by or in which Debtor has an interest and correctly describes the financial institution in which such account is maintained (including the specific branch), the address and ABA number of such institution, the officer of such institution having primary responsibility for Debtor's accounts, the account number and type (as supplemented from time to time by Debtor by written notice to Secured Party).

         (f) Debtor possesses all licenses and Permits, including but not limited to all applicable certificates of occupancy, licenses and Permits, and all health and sanitation permits, required for the operations of its business.
Schedule 9 is a complete and correct description of all of such licenses and Permits.

         (g) Schedule 4 is a complete and correct list of all insurance policies for which Debtor is an insured or for which Debtor is a loss payee.

         (h) Schedule 5 is a complete and correct list of all agreements with each Person related to the resale and distribution of Inventory for each Person who, during the preceding fiscal year, sold or distributed $25,000 or more of Debtor's Inventory.

         (i) Schedule 10 is a complete and correct list of all Acquisition Documents, together with all modifications thereto.

         (j) All Inventory of Debtor produced by Debtor in the United States of America has been produced in compliance with the Fair Labor Standards Act.

         (k)     Debtor's federal taxpayer identification number is 75-1646002.

         (l) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

ARTICLE III.  COVENANTS

         3.1 Further Assurances. (a) Debtor agrees that, where any agreement intended to be Collateral existing as of the date hereof or hereafter to which Debtor is a party contains any restriction prohibiting Debtor from granting any security interest under this Agreement, Debtor will use its best efforts to obtain the necessary consent to or waiver of such restriction from any Person so as to enable Debtor to effectively grant to Secured Party such security interest under this Agreement.

         (b) Debtor agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby, and the priority thereof, or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, upon written request by Secured Party, Debtor will: (i) mark conspicuously each Chattel Paper included in Receivables, and, at the request of Secured Party, each of its records pertaining to the Collateral with the following legend:

         THIS INSTRUMENT IS SUBJECT TO A SECURITY INTEREST AND LIEN PURSUANT TO A SECURITY AGREEMENT DATED MARCH 31, 1995 (AS THE SAME MAY BE MODIFIED OR RESTATED) MADE BY QUEST MEDICAL, INC., IN FAVOR OF NATIONSBANK OF TEXAS, N.A.

or such other legend, in form and substance satisfactory to and as specified by Secured Party, indicating that such Chattel Paper or Collateral is subject to the pledge, assignment and security interest granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other Instrument or be Chattel Paper, deliver and pledge to Secured Party hereunder such note, Instrument or Chattel Paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the pledge, assignment and security interest granted (and the priority thereof) or purported to be granted hereby.

         (c) Debtor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor where permitted by Law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law.

         (d) Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral (including information in connection with the protection, preservation, maintenance or enforcement of the security interest) and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; provided, if no Default or Event of Default exists, Secured Party will not make more than one request in any six month period.

         (e) Debtor shall not establish or maintain any deposit or similar bank account not listed on Schedule 3 unless Secured Party receives prior written notice thereof, Debtor executes and delivers to Secured Party assignments of such account in such form as Secured Party may request and the financial institution in which such account will be maintained delivers to Secured Party acknowledgments of the assignment of such account in form and substance satisfactory to Secured Party.

         (f) In addition to such other information as shall be specifically provided for herein, Debtor shall, if a Default or an Event of Default exists, furnish to Secured Party such other information with respect to the Collateral as Secured Party may reasonably request from time to time in connection with the Collateral, including, without limitation, all documents and things in Debtor's possession, or subject to its demand for possession, related to the production and sale by Debtor, or any subsidiary, licensee or subcontractor thereof, of products or services sold by or under the authority of Debtor, including by way of example, without limiting the interest granted by this
Agreement: (i) all lists and ancillary documents which identify and describe any of Debtor's customers, advertisers, or those of its Subsidiaries or licensees, for products sold or services rendered, including without limitation, such existing lists and ancillary documents which contain each customer's full name and address, the identity of the Person or Persons having the principal responsibility on each customer's behalf for ordering products or services of the kind supplied by Debtor, the credit, payment, discount, delivery and other sale terms applicable to such customer, together with detailed information setting forth the total purchases and the patterns of such purchases; (ii) all product and service specification documents and production and quality of services sold; (iii) all documents which reveal the names and addresses of all sources of supply, and all terms of purchase and delivery, for all materials and components used in the production of products or provision of services sold; and (iv) all documents constituting or concerning the then current or proposed advertising and promotion by Debtor or its subsidiaries, licensees or subcontractors of products or services sold, including, by way of example and not in limitation, all documents which reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products or services. In connection with its enforcement of the security interest, Secured Party may use such information or transfer it to any assignee or sublicensee permitted hereunder for such assignee's or sublicensee's use.

         3.2     Equipment, Fixtures and Inventory.

         (a) Debtor shall keep the Equipment, Fixtures and Inventory pledged by it hereunder (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 2.1(a) or, upon thirty days' prior written notice to Secured Party, at such other places in such jurisdiction where all action required by Section 3.1 shall have been taken with respect to the Equipment, Fixtures and Inventory.

         (b) Debtor shall cause the Equipment and Fixtures pledged by it hereunder to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and shall forthwith, or in the case of any loss or damage to any of the Equipment and Fixtures as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end (if, pursuant to Section 3.3, Secured Party releases to Debtor insurance payments in respect of the loss or damage). Debtor shall promptly furnish to Secured Party a statement respecting any loss or damage which singly equals or exceeds $25,000 to any of the Equipment and Fixtures pledged by it hereunder.

         (c) Debtor shall pay promptly when due or before penalty all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral pledged by it hereunder, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, except where the failure to file such returns, pay such taxes or establish such reserves does not involve unpaid or allegedly unpaid amounts, in aggregate, in excess of $50,000. Debtor shall comply with, and shall cause its licensees to comply with, all requirements of the FDA Act and the Fair Labor Standards Act.

         3.3 Insurance. Debtor shall, at its own expense, maintain insurance with respect to the Collateral in accordance with the terms set forth in Section 4.4 of the Credit Agreement. Debtor further covenants and agrees to keep the Collateral which is Equipment, Fixtures and Inventory and other tangible personal property insured in such amounts, against such risks and with such insurers as Secured Party may reasonably require. All such policies of insurance shall be written for the benefit of Secured Party and Debtor, as their interests may appear, and shall provide for at least thirty Business Days' prior written notice of cancellation to Secured Party. Debtor shall promptly furnish to Secured Party evidence of such insurance in form and content satisfactory to Secured Party. If Debtor fails to perform or observe any applicable covenants as to insurance on any of such Collateral, Secured Party may at its own option obtain insurance on only Secured Party's interest in such Collateral, any premium thereby paid by Secured Party to become part of the Obligations, bear interest prior to the existence of an Event of Default, at the then applicable Prime Base Rate, and during the existence of an Event of Default, at the lesser of (a) the Prime Base Rate, plus 3% and (b) the Highest Lawful Rate. In the event Secured Party maintains such substitute insurance, the additional premium for such insurance shall be due on demand and payable by Debtor to Secured Party in accordance with any notice delivered to Debtor by Secured Party. Debtor hereby grants Secured Party a security interest in any refunds of unearned premiums in connection with any cancellation, adjustment or termination of any policy of insurance required by Secured Party and in all proceeds of such insurance and hereby appoints Secured Party its attorney-in-fact to endorse any check or draft that may be payable to Debtor in order to collect such refunds or proceeds. Any such sums collected by Secured Party shall be credited, except to the extent applied to the purchase by

Secured Party of similar insurance, to any amounts then owing on the Obligations in accordance with the Credit Agreement. If no Default under
Section 4.2, 5.5, 5.6, 5.9, 5.10 or 5.12 of the Credit Agreement or an Event of Default exists, Lender shall deliver to Debtor all insurance payments in respect of any covered loss and any refund of any premium or other payment; provided Debtor uses the payment in respect of an insured loss to acquire a replacement asset of similar value.

         3.4 Place of Perfection; Records; Collection of Receivables, Chattel Paper and Instruments.

         (a) Debtor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of all Chattel Paper, at the location therefor specified in Section 2.1(a) or at such other location in the State of Texas as Debtor shall have given written notice thereof to Secured Party no later than 30 days prior to the moving thereto. Debtor shall deliver to Secured Party all original Brokerage Agreements to be held by Secured Party as collateral.
Debtor will hold and preserve such records and Chattel Paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from and copies of such records and Chattel Paper. Debtor shall deliver to Secured Party all Instruments to be held by Secured Party as collateral.

         (b) Except as otherwise provided in this Section 3.4(b), Debtor shall continue to collect, at its own expense, all amounts due or to become due Debtor under the Receivables, Chattel Paper and Instruments. In connection with such collections, Debtor may take (and, at Secured Party's direction, shall take) such action as Debtor or Secured Party may deem reasonably necessary or advisable to enforce collection of the Receivables, Chattel Paper and Instruments; provided, however, that Secured Party shall have the right (if an Event of Default exists) (without notice to Debtor) to notify the account debtors or obligors under any Receivables, Chattel Paper and Instruments of the assignment of such Receivables, Chattel Paper and Instruments to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party and, at the expense of Debtor, to enforce collection of any such Receivables, Chattel Paper and Instruments, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor might have done. All amounts and proceeds (including Instruments) received by Debtor in respect of the Receivables, Chattel Paper and Instruments shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary indorsement) to be held as cash collateral and either (A) released to Debtor so long as no Default under
Section 4.2, 5.5, 5.6, 5.9, 5.10 or 5.12 of the Credit Agreement or Event of Default exists or (B) if any Default under Section 4.2, 5.5, 5.6, 5.9, 5.10 or
5.12 of the Credit Agreement or Event of Default exists, applied as provided herein. Debtor shall not adjust, settle or compromise the amount or payment of any Receivable, Chattel Paper or Instrument, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon except in accordance with Debtor's historical operating procedure.

         3.5 Transfers and Other Liens. Debtor shall not (i) sell, assign (by operation of Law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted under the Credit Agreement and this Agreement, or (ii) create or permit to exist any Lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement (and except as provided for in the Credit Agreement). Debtor may sell Inventory in the ordinary course of business. Debtor may sell investments subject to a Brokerage Agreement in which Secured Party has a security interest; provided, that the proceeds of such sale are subject to a Brokerage Agreement in which Secured Party has a perfected, first priority security interest in favor of Secured Party and such sale is in the ordinary course of Debtor's investment portfolio management. Debtor shall not permit any amendment, restatement or termination of any Brokerage Agreement without the prior written consent of Secured Party.

         3.6     Brokerage Agreements.

         (a) Debtor shall, if any of the shares, securities, moneys or property previously held by a Person other than Debtor pursuant to a Brokerage Agreement are received by Debtor, forthwith transfer and deliver to Secured Party such shares, securities, moneys or property so received by Debtor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by Secured Party, pursuant to the terms of this Agreement, as part of the Collateral; provided, that if no Event of Default exists, Debtor may receive cash distributions and dividends (not consisting of a distribution of or return of capital) declared and paid with respect to any securities.

         (b)          (i)         For the better perfection of Secured Party's
         Rights in and to the Brokerage Agreements or any part thereof and to facilitate implementation of such Rights, Debtor shall, insofar as possible, if an Event of Default exists and upon the request of Secured Party (if Secured Party deems such action necessary to the perfection or priority of the Liens in the Collateral), cause the Brokerage Agreements to be transferred, registered or otherwise put into the name or names of such nominee or nominees of Secured Party as Secured Party shall from time to time direct.

                      (ii) So long as no Event of Default exists (and after any Event of Default until, by notice to Debtor, Secured Party elects while the Event of Default is continuing to exercise the right to vote or consent), Debtor shall retain the right to exercise all voting, consensual and other power of ownership pertaining to the Brokerage Agreements owned by it for all purposes not inconsistent with the terms of this Agreement or any other Loan Paper; and Secured Party shall execute and deliver to Debtor or cause to be executed and delivered to Debtor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as Debtor may reasonably request for the purpose of enabling Debtor to exercise the rights and powers which it is entitled to exercise pursuant to this Section 3.6.

                    (iii) If any Event of Default exists, and whether or not Secured Party exercises any available Right to declare any Obligations due and payable or seeks or pursues any other relief or remedy available under applicable Laws or under any agreement relating to such Obligations, all distributions and dividends on any securities and payments and distributions in respect of each Brokerage Agreement shall be paid directly to Secured Party and retained by it as part of the Collateral subject to the terms of this Agreement, and, if Secured Party shall so request, Debtor agrees to execute and deliver to Secured Party appropriate additional dividend, distribution and other orders and documents to that end.

         3.7 Rights to Dividends and Distributions. With respect to any certificates, bonds, or other instruments or securities (including but not limited to any certificate or participation issued in any proceeding under any Debtor Relief Law) constituting a part of the Collateral, Secured Party shall have authority if an Event of Default exists, without notice to Debtor, either to have the same registered in Secured Party's name or in the name of a nominee, and, with or without such registration, to demand of the issuer thereof, and to receive and receipt for, any and all distributions (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary. Except for any property maintained in a Brokerage Account, if Debtor shall become entitled to receive or shall receive any interest in or certificate (including, without limitation, any interest in or certificate representing a distribution in connection with any reclassification, increase, or reduction of capital, or issued in connection with any reorganization), or any option or rights arising from or relating to any of the Collateral, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise, Debtor agrees to accept the same as Secured Party's agent and to hold the same in trust on behalf of and for the benefit of Secured Party, and to deliver the same immediately to Secured Party in the exact form received, with appropriate undated stock or similar powers, duly executed in blank, to be held by Secured Party, subject to the terms hereof, as Collateral. Unless an Event of Default is in existence, Debtor shall be entitled to receive all cash dividends paid in respect of any of the Collateral (subject to the restrictions of any other Loan Paper).

         3.8 Right of Secured Party to Notify Issuers. If an Event of Default exists and at such other times as Secured Party is entitled to receive dividends or distributions and other property in respect of or consisting of Instruments and securities, Secured Party may notify each party to a Brokerage Agreement and issuers of the Instruments and securities to make payments of all dividends and distributions directly to Secured Party and Secured Party may take control of all proceeds of any Instruments and securities. Until Secured Party elects to exercise such Rights, during the continuance of an Event of Default, Debtor, as agent of Secured Party, shall collect and segregate all dividends and distributions and other amounts paid or distributed with respect to the Instruments and securities.

         3.9 Secured Party Appointed Attorney-in-Fact. Debtor hereby irrevocably appoints Secured Party Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise to take any action and to execute any instrument which

Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation (provided that the actions listed in each clause below other than the obtainment of insurance may only be taken or exercised if an Event of Default exists):

         (a) to obtain and adjust insurance required to be paid to Secured Party pursuant to Section 3.3,

         (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

         (c) to receive, indorse, and collect any drafts or other Instruments, documents and Chattel Paper, in connection therewith, and

         (d) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of Secured Party with respect to any of the Collateral. DEBTOR HEREBY IRREVOCABLY GRANTS TO SECURED PARTY DEBTOR'S PROXY (EXERCISABLE IF AN EVENT OF DEFAULT EXISTS) TO VOTE ANY SECURITIES COLLATERAL AND APPOINTS SECURED PARTY DEBTOR'S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF DEBTOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF SECURED PARTY'S RIGHTS HEREUNDER. THE PROXY AND EACH POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR THEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE OBLIGATIONS.


ARTICLE IV.  RIGHTS AND POWERS OF SECURED PARTY

         4.1 Secured Party May Perform. If Debtor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 4.5.

         4.2 Secured Party's Duties. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it or any Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Except as provided in this
Section 4.2, Secured Party shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Secured Party, and Secured Party shall not be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify Debtor of any decline in the value of any Collateral.

         4.3     Remedies.  If any Event of Default exists:

         (a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Texas at that time (the "UCC") (whether or not the Uniform Commercial Code applies to the affected Collateral), and also may (i) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by Law, ten days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) All cash proceeds received by Secured Party upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as follows:

         First: To the payment of all out-of-pocket costs and expenses incurred in connection with the sale of, collection of or other realization upon Collateral, including reasonable attorneys' fees and disbursements;

         Second: To the payment of the Obligations in such order and in such manner consistent with applicable Laws as Secured Party in its discretion shall decide (with Debtor remaining liable for any deficiency); and

         Third: To the extent of the balance (if any) of such proceeds, to Debtor or other Person legally entitled thereto.

         (c) All payments received by Debtor under or in connection with any Collateral shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of

Debtor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary indorsement).

         (d) Because of the FDA Act, the Securities Act of 1933, as amended ("Securities Act") and other Laws, including without limitation state blue sky Laws, or contractual restrictions or agreements imposed by any licensor or licensee of certain Rights, there may be legal restrictions or limitations affecting Secured Party in any attempts to dispose of the Collateral and the enforcement of its Rights hereunder. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, if any Event of Default exists, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will be in compliance with the FDA Act, will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, and the rules and regulations promulgated under the foregoing, and each other Law applicable to the Collateral. Secured Party is also hereby authorized by Debtor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Secured Party may deem required or appropriate under the FDA Act, Securities Act or other Laws or contractual restrictions or agreements in the event of a sale or disposition of any Collateral. Debtor clearly understands that Secured Party may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if same were registered and sold in the open market. No sale so made in good faith by Secured Party shall be deemed to be not "commercially reasonable" because so made. Debtor agrees that in the event Secured Party shall, if an Event of Default exists, sell the Collateral or any portion thereof at any private sale or sales, Secured Party shall have the right to rely upon the advice and opinion of appraisers and other Persons, which appraisers and other Persons are acceptable to Secured Party, as to the best price reasonably obtainable upon such a private sale thereof. In the absence of fraud, such reliance shall be conclusive evidence that Secured Party handled such matter in a commercially reasonable manner under applicable Law.

         4.4     Further Approvals Required.

         (a) In connection with the exercise by Secured Party of its Rights hereunder that effects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of Tribunals and other Persons to a transfer or assignment of Collateral, including, without limitation, the FDA.

         (b) Debtor hereby agrees, if an Event of Default exists, to execute, deliver, and file, and hereby appoints (to the extent permitted under applicable Law) Secured Party as its attorney-in-fact, if an Event of Default exists, to execute, deliver, and file on Debtor's behalf and in Debtor's name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Secured Party's opinion, to obtain such consents, waivers, or approvals. Debtor further agrees to use its best efforts to obtain the foregoing consents, waivers, and approvals, including receipt of consents, waivers, and approvals under applicable agreements prior to a Default or Event of Default. Debtor acknowledges that there is no adequate remedy at Law for failure by it to comply with the provisions of this Section 4.4(b) and that such failure would not be adequately compensable in damages, and therefore agrees that this Section 4.4(b) may be specifically enforced.

         4.5 INDEMNITY AND EXPENSES. (A) DEBTOR AGREES TO INDEMNIFY SECURED PARTY FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND LIABILITIES (INCLUDING REASONABLE ATTORNEYS' FEES) GROWING OUT OF OR RESULTING FROM THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ENFORCEMENT OF THIS AGREEMENT), EXCEPT CLAIMS, LOSSES OR LIABILITIES RESULTING FROM SECURED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         (b) Debtor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the Rights of Secured Party hereunder or (iv) the failure by Debtor to perform or observe any of the provisions hereof. Any payments so made shall be a part of the Obligation, shall be payable upon demand, and shall bear interest
(i) if no Event of Default exists, at the Prime Base Rate, and (ii) if an Event of Default exists, at the lesser of (A) the Prime Base Rate plus 3% and (B) the Highest Lawful Rate.


ARTICLE V.  MISCELLANEOUS

         5.1 Cumulative Rights. All Rights of Secured Party under the Loan Papers are cumulative of each other and of every other Right which Secured Party may otherwise have at Law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations. The exercise of one or more Rights shall not prejudice or impair the concurrent or subsequent exercise of other Rights.

         5.2 Modifications; Amendments; Schedules; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by Debtor here from, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Upon any change in any material information disclosed on any schedule, Debtor shall promptly prepare and deliver to Secured Party a replacement schedule, indicating its effective date, in form and substance satisfactory to Secured Party and amendments to and additional financing statements as Secured Party may require to preserve and perfect a first priority security interest in the Collateral.

         5.3 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (i) the final payment in full of the Obligations and all amounts payable under this Agreement and (ii) the expiration or termination of the obligations of Secured Party to extend credit to Debtor, (b) be binding upon Debtor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, Secured Party and its successors, transferees and assigns. Upon any such termination, Secured Party will, at Debtor's expense, execute and deliver to Debtor such documents as such Debtor shall reasonably request to evidence such termination.

         5.4 MANDATORY ARBITRATION. (A) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. ("JAMS"), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.
ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         (b) Special Rules. The arbitration shall be conducted in Dallas, Texas and administered by JAMS who will appoint an arbitrator; if JAMS is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty days.

         (c) Reservations of Rights. Nothing in this Agreement or any other Loan Paper shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by Secured Party of the protection afforded to it by 12 U.S.C. Section 91 or any substantially equivalent state law; or (iii) limit the right of Secured Party hereto (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Secured Party may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Secured Party's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the





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
following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         5.5 GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN ARTICLE 9 OF THE UCC ARE USED HEREIN AS THEREIN DEFINED.

         5.6 WAIVER OF JURY TRIAL. SECURED PARTY AND DEBTOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

         5.7 Secured Party's Right to Use Agents. Secured Party may exercise its Rights under this Agreement through an agent or other designee.

         5.8 No Interference, Compensation or Expense. Secured Party may exercise its Rights under this Agreement without payment of any rent, license fee or compensation of any kind to Debtor.

         5.9 Waivers of Rights Inhibiting Enforcement. Debtor waives (a) any claim that, as to any part of the Collateral, a public sale, should the Secured Party elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH SECURED PARTY'S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF SECURED PARTY'S RIGHTS HEREUNDER and (c) all rights of redemption, appraisal or valuation.

         5.10    Notices and Deliveries.

         (a) Manner of Delivery. All notices, communications and materials to be given or delivered pursuant to this Agreement shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Secured Party or Debtor has acted in reliance on such telephonic notice.

         (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

         (i)     if to Debtor, to it at:

                 Quest Medical, Inc.
                 One Allentown Parkway
                 Allen, Texas  75002

                 Telecopier No.:  (214) 390-9687
                 Telephone No.:   (214) 390-9800

                 Attention:  F. Robert Merrill III

         (ii)    if to Secured Party, to it at:

                 NationsBank of Texas, N.A.
                 NationsBank Plaza
                 901 Main Street
                 7th Floor
                 Dallas, Texas  75202

                 Telecopier No.:  (214) 508-3139
                 Telephone No.:   (214) 508-1389

                 Attention:  Commercial Banking

or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

         (c) Effectiveness. Each notice, communication and any material to be given or delivered to Secured Party or Debtor pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by certified mail, return receipt requested, on the fifth Business Day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 5.10 and the appropriate receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received.

         5.11 Successors and Assigns. All of the provisions of this Agreement shall be binding and inure to the benefit of the parties thereto and their respective successors and assigns.

         5.12 Loan Paper. This Agreement is a Loan Paper executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         5.13 Definitions. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement and, to the extent of any conflict, terms as defined in the Credit Agreement shall control (provided, that a more expansive or explanatory definition shall not be deemed a conflict).

         5.14 Severability. If any provision of any Loan Paper is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

         5.15 Obligations Not Affected. To the fullest extent permitted by applicable Law, the obligations of Debtor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

         (a) any amendment or modification or addition or supplement to any Loan Paper, any instrument delivered in connection therewith or any assignment or transfer thereof;

         (b) any exercise, non-exercise, or waiver by Secured Party of any Right, remedy, power or privilege under or in respect of, or any release of any guaranty, any collateral or the Collateral or any part thereof provided pursuant to, this Agreement or any Loan Paper;

         (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement or any Loan Paper or any assignment or transfer of any thereof; or

         (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Debtor, or any other Person, whether or not Debtor shall have notice or knowledge of any of the foregoing.

         5.16 Prior Security Agreements. This Agreements restates in their entirety each of the Facility A Security Agreement and the Existing Security Agreement.

         5.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         5.18 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

                                   DEBTOR:

                                   QUEST MEDICAL, INC.


                                   By:  ______________________________________
                                        F. Robert Merrill III, Vice President

                                   SECURED PARTY:

                                   NATIONSBANK OF TEXAS, N.A.


                                   By:  ______________________________________
                                        Jay C. Henry, Vice President

                             "SCHEDULES OMITTED"